UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2006 (April 18, 2006)

NATIONWIDE FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12785	31-1486870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Nationwide Plaza, Columbus, Ohio	43215
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 249-7111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events

On April 18, 2006, Fitch Ratings Ltd. (Fitch) issued a press release announcing that it had affirmed its “A” issuer default rating and “A-” senior debt rating of Nationwide Financial Services, Inc. (NFS). In addition, Fitch affirmed its “AA-” insurer financial strength ratings of Nationwide Life Insurance Company (NLIC) and Nationwide Life Insurance Company of America, both of which are wholly-owned subsidiaries of NFS. Fitch also affirmed its “F1” commercial paper rating of NLIC. Fitch’s rating outlook is stable.

On the same date, Moody’s Investors Service (Moody’s) issued a press release announcing that it had assigned a provisional “(P)A3” rating to the senior debt that can be issued under NFS’ multiple security shelf registration statement. Moody’s also assigned provisional preferred stock ratings of “(P)Baa1” to Nationwide Financial Services Capital Trusts III and IV. In addition, Moody’s assigned the following provisional shelf ratings:

•	NFS – subordinated debt at “(P)Baa1”
•	NFS – cumulative preferred stock or convertible/exchangeable preferred stock at “(P)Baa2”
•	NFS – non-cumulative preferred stock or convertible/exchangeable preferred stock at “(P)Baa2”

Moody’s rating outlook is stable for all of its ratings mentioned above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONWIDE FINANCIAL SERVICES, INC.
(Registrant)

Date: April 19, 2006	/s/ Timothy G. Frommeyer
Timothy G. Frommeyer Senior Vice President – Chief Financial Officer